Exhibit 99.1

Actelis Networks Announces Private Placement Priced At-the-Market under Nasdaq Rules

FREMONT, Calif, July 1, 2025 (GLOBE NEWSWIRE) -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced that it has entered into definitive agreements for the issuance and sale of 1,626,019 shares of its common stock, Series A-3 warrants to purchase up to an aggregate of 1,626,019 shares of common stock and short-term Series A-4 warrants to purchase up to an aggregate of 3,252,038 shares of common stock, at a purchase price of $0.615 per share and associated warrants in a private placement priced at-the-market under Nasdaq rules.

The warrants will have an exercise price of $0.615 per share and will be exercisable commencing on the effective date of shareholder approval of the issuance of the shares issuable upon exercise of the warrants. The Series A-3 warrants will expire five years from the date of shareholder approval and the short-term Series A-4 warrants will expire eighteen months from the date of shareholder approval.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $1 million, before deducting placement agent fees and other offering expenses. The offering is expected to close on or about July 2, 2025, subject to the satisfaction of customary closing conditions. The potential additional gross proceeds to the Company from the warrants, if fully-exercised on a cash basis, will be approximately $3 million.  No assurance can be given that any of such warrants will become exercisable or will be exercised.   The Company intends to use the net proceeds from the offering as working capital for general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, and include statements regarding the completion of the offering, satisfaction of the closing conditions and use of proceeds therefrom, the receipt of shareholder approval for the warrants and the exercise of the warrants prior to their expiration. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control), including, but not limited to, market and other conditions, and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact:

ARX | Capital Markets Advisors

North American Equities Desk

actelis@arxadvisory.com